Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Glencore plc

Address of Joint Filer:	Baarermattstrasse 3, CH-6340, Baar, Switzerland

Relationship of Joint Filer to Issuer:	10% Owner, Director

Issuer Name and Ticker or Trading Symbol:	Li-Cycle Holdings Corp. [LICY]

Date of Earliest Transaction Required to be Reported
(Month/Day/Year):	08/07/2025

Designated Filer:	Glencore plc

Signature:

GLENCORE PLC

/s/ John Burton
Name:	John Burton
Title:	Company Secretary

Dated: August 8, 2025

Joint Filer Information
(continued)

Name of Joint Filer:	Glencore International AG

Address of Joint Filer:	Baarermattstrasse 3, CH-6340, Baar, Switzerland

Relationship of Joint Filer to Issuer:	10% Owner, Director

Issuer Name and Ticker or Trading Symbol:	Li-Cycle Holdings Corp. [LICY]

Date of Earliest Transaction Required to be Reported
(Month/Day/Year):	08/07/2025

Designated Filer:	Glencore plc

Signature:

GLENCORE INTERNATIONAL AG

/s/ John Burton
Name:	John Burton
Title:	Attorney-in-fact

Dated: August 8, 2025

Joint Filer Information
(continued)

Name of Joint Filer:	Glencore Canada Corporation

Address of Joint Filer:	100 King Street West, Suite 6900, Toronto, ON, M5X 1E3, Canada

Relationship of Joint Filer to Issuer:	10% Owner, Director

Issuer Name and Ticker or Trading Symbol:	Li-Cycle Holdings Corp. [LICY]

Date of Earliest Transaction Required to be Reported
(Month/Day/Year):	08/07/2025

Designated Filer:	Glencore plc

Signature:

GLENCORE CANADA CORPORATION

/s/ John Burton
Name:	John Burton
Title:	Attorney-in-fact

Dated: August 8, 2025